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                                                                    EXHIBIT 21.1

                   Subsidiaries of Encore Acquisition Company


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                                            State or other Jurisdiction of
Name of Subsidiary                      Subsidiary Incorporation or Organization
------------------                      ----------------------------------------

EAP Energy, Inc.                                      Delaware
EAP Properties, Inc.                                  Delaware
EAP Operating, Inc.                                   Delaware
Encore Energy Services, L.P.                          Texas
Encore Operating, L.P.                                Texas
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